Exhibit 21
Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2018 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using names indicated. Certain subsidiaries are not listed; these omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

State or Country of Organization
Subsidiaries of Hill International, Inc.
Hill International (Puerto Rico), Inc.	Delaware
Hill International N.V. *	Netherlands
Hill International Development Inc.	Delaware
Hill International Development Ltd. *	British Virgin Islands
Hill International Real Estate, LLC	Pennsylvania
TCM Group, Inc.	California
Hill International (New England) Inc.	Massachusetts
Hill International Engineering Consultancy, LLC (Oman)	Oman
Hill International (Canada), Inc.	Canada
Hill International (Middle East) Ltd. (Oman)	British Virgin Islands
Hill International S.A.S.	Colombia
Hill International Nominee Inc.	Marshall Islands
Hill International Holdings Ltd.	Malta

Subsidiaries of Hill International N.V.
SIA Hill International (Baltic)	Latvia
Hill International (UK) Ltd.*	England
Hill International (Hellas) S.A.	Greece
Hill International (Middle East) Ltd.	British Virgin Islands
Hill Construction Management Ltd.	Serbia
Hill International (Libya) Ltd.	Malta
Hill International (North Africa) Ltd.	Egypt
Hill Facilities Management Ltd. (Egypt)	Egypt
Asia/Pacific Hill International Holding PTE Ltd. *	Singapore
Hill International (Spain), S.A.*	Spain
Hill International Sp. z o.o	Poland
Binnington Copeland & Associates (Pty.) Ltd.	South Africa
BCA Training (Pty.) Ltd.	South Africa
Hill International Proje Yonetimi ve Danismanlik A.S.	Turkey
Hill International Construction Consultancy (Cyprus) Limited Consultancy, LLC (Oman)	Cyprus
Hill international Constructing Consultancy Pakistan (Private) Limited	Pakistan
Hill Construction Consultancy Dooel Skopje	Macedonia
Hill International (Azerbaijan) Limited	Azerbaijan
Hill International (Colombia) SAS	Colombia
Hill International (Switzerland) SA (Oman)	Switzerland
Hill International BH do.o	Bosnia
Hill International Limited	England
Hill International Project Management (India) Private Limited	India
Hill International	Morocco
Hill International Sp. Zo.o	Poland

Subsidiaries of Hill International (UK) Ltd.
Knowles Limited	England

Subsidiaries of Hill International (Spain), S.A.
Gerens Hill Gestion de Activos, S.A.	Spain
Hill International de Mexico, S.A. de C.V.	Mexico
Hill International Brasil Participações Ltda.*	Brazil
Hill International de Chile SpA	Chile

Subsidiaries of Hill International Brasil Participações Ltda.
Hill International do Brasil, S.A.	Brazil

Subsidiaries of Asia/Pacific Hill Holdings PTE Ltd. (Spain)
Hill International Vietnam Co. Limited Oman)	Vietnam

Subsidiaries of Hill International Development Ltd.
HRD Services Limited	Marshall Islands

*Parent corporation of additional subsidiaries